Exhibit 99.4

REGISTRATION RIGHTS AGREEMENT

by and between

ALTERNATE MARKETING NETWORKS, INC.,

and

THE TIMES MIRROR COMPANY

Dated as of

September 10, 1999

TABLE OF CONTENTS
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REGISTRATION RIGHTS AGREEMENT

           This REGISTRATION RIGHTS AGREEMENT is dated as of September 10, 1999 (this “Agreement”), by and between Alternate Marketing Networks, Inc., a Michigan corporation (the “Company”), and The Times Mirror Company, a Delaware corporation (“Times Mirror”).

W I T N E S S E T H:

           WHEREAS, the Company has agreed to issue and sell, and Times Mirror has agreed to purchase, pursuant to the Stock Purchase Agreement, dated August 20, 1999, by and between the Company and Times Mirror (the “Stock Purchase Agreement”), certain shares of Common Stock (as defined herein) of the Company; and

           WHEREAS, in order to induce Times Mirror to consummate the transactions contemplated by the Stock Purchase Agreement, the Company desires to grant to Times Mirror, as provided herein, certain registration rights with respect to the Common Stock.

           NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

           1.1. “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California generally are authorized or required by law or other government actions to close.

           1.2. “Closing Date” means the date of this Agreement.

           1.3. “Common Stock” means the Common Stock, no par value, of the Company (which includes the Subject Common Stock), and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

           1.4. “Demand Maximum Number” has the meaning ascribed to it in Section 3.1(b) hereof.

           1.5. “Eligible Securities” means the Subject Common Stock, whether held by either Times Mirror or any direct or indirect transferee of Times Mirror. As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (b) such securities shall have been disposed of by Times Mirror or any of its transferees pursuant to Rule 144.

           1.6. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

           1.7. “Holder” means Times Mirror and each of Times Mirror’s respective successive successors and assigns who acquire Eligible Securities, directly or indirectly, from Times Mirror or from any successive successor or assign of Times Mirror.

           1.8. “Indemnified Party” has the meaning ascribed to it in Section 6.3 hereof.

           1.9. “Indemnifying Party” has the meaning ascribed to it in Section 6.3 hereof.

           1.10. “Losses”has the meaning ascribed to it in Section 6.1 hereof.

           1.11. “Other Securities” has the meaning ascribed to it in Section 4.1 hereof.

           1.12. “Person” means an individual, a partnership (general or limited), limited liability company, corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

           1.13. “Primary Maximum Number” has the meaning ascribed to it in clause (b) of Section 4.1 hereof.

           1.14. “Proceeding” means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           1.15. “Registration Expenses” means all fees and expenses incident to the performance of or compliance with this Agreement by the Company including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation and in addition to those provided for in clause (ii) below, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Eligible Securities and determination of the eligibility of the Eligible Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of outstanding Eligible Securities may designate), (ii) the reasonable fees and disbursements of not more than one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority of outstanding Eligible Securities being registered for sale pursuant to such registration statement, (iii) printing expenses (including, without limitation, expenses of printing certificates for Eligible Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of outstanding Eligible Securities included in any registration statement), (iv) messenger, telephone and delivery expenses incurred by the Company, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants referred to in Section 5.1(l)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vii) Securities Act liability insurance, if the Company so desires such insurance, and (viii) fees and expenses of all other Persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or other trading market on or in which Eligible Securities issued by the Company are then listed or traded.

           1.16. “Requesting Stockholder” has the meaning ascribed to it in clause (c) of Section 4.1 hereof.

           1.17. “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

           1.18. “Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

           1.19. “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

           1.20. “SEC” means the Securities and Exchange Commission.

           1.21. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

           1.22. “Secondary Maximum Number” has the meaning ascribed to in Section 4.1(c) hereof.

           1.23. “Selling Stockholder” has the meaning ascribed to it in Section 4.1 thereof.

           1.24. “Special Counsel” means any special counsel to the Holders of Eligible Securities, the fees and disbursements for which Holders of Eligible Securities will be reimbursed pursuant to Sections 3.5 and 4.2 hereof.

           1.25. “Subject Common Stock” means any and all shares of Common Stock held by Times Mirror, whether currently owned, or acquired after the date of this Agreement.

ARTICLE II

EFFECTIVENESS

           2.1. Effectiveness of Registration Rights. The registration rights pursuant to Articles III and IV hereof shall become effective on the Closing Date and shall terminate when there cease to be any Eligible Securities.

           2.2. Survival of Indemnification, Attorneys’ Fees Provisions. Notwithstanding anything in this Agreement or implied by law to the contrary, the indemnification and contribution provisions set forth in Article VI, and the attorneys’ fees provisions set forth in Section 10.12 hereof shall survive the termination of the registration rights granted under Articles III and IV of this Agreement.

ARTICLE III

DEMAND REGISTRATION

           3.1. Demand Registration. At any time or from time to time after the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by them, which notice shall specify the number and class of Eligible Securities intended to be registered, the Company will use its best efforts to file, at the earliest possible date, but not later than 60 days after the receipt of such notice, a registration statement under the Securities Act covering such Eligible Securities, and further agrees to use its best efforts to cause such registration statement to become effective at the earliest possible date, provided that:

           (a) the Company shall not be required to effect more than two (2) registrations pursuant to this Section 3.1;

           (b) the Company shall be permitted to include in such registration Other Securities offered for its own account and for the accounts of other Persons who have participatory registration rights; provided, however, that in the event a registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter advises the Company and the Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the securities sought to be registered creates a substantial risk that the price per unit that such Holders will derive from such registration will be materially and adversely affected or that the offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of securities as the Company and such Holders are so advised can be sold in such offering without such an effect (the “Demand Maximum Number”), as follows and in the following order of priority: (i) first, the Eligible Securities of the Holders, pro rata in proportion to the number sought to be registered by each Holder (whether or not such Holder made a demand for such registration) relative to the number sought to be registered by all the Holders and (ii) second, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Demand Maximum Number, the Other Securities sought to be registered by the Company and (iii) third, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clauses (i) and (ii) is less than the Demand Maximum Number, the Other Securities sought to be registered by any other Person, pro rata in proportion to the number sought to be registered by each other Person relative to the number sought to be registered by all such Persons or on such other basis of allocation as the holders of such Other Securities shall agree;

           (c) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to this Section 3.1 or Article IV hereof, the Company shall not be required to effect a registration pursuant to this Section 3.1 until a period of one hundred and eighty (180) days shall have elapsed from the effective date of the most recent such previous registration; and

           (d) if the Company shall receive a demand under this Section 3.1 from one or more, but less than all, Holders of Eligible Securities, the Company shall give prompt written notice thereof to each Holder not making such demand. Such notice shall set forth, at a minimum, the number and class of Eligible Securities to be registered, the proposed date of filing of the related registration statement, the proposed date of filing of such registration statement, any proposed means of distribution of such Eligible Securities, any proposed managing underwriter or underwriters of such Eligible Securities and, if applicable, a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within ten (10) Business Days after its receipt of such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof), such Eligible Securities of such Holder shall be included in such registration statement as if such Holder had joined in such demand.

           3.2. Form S-3 Registration. At any time or from time to time after the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act on Form S-3 or any successor form to Form S-3 of all or part of the Eligible Securities held by them, which notice shall specify the number and class of Eligible Securities intended to be registered, the Company will use its best efforts to file, at the earliest possible date, but not later than 60 days after the receipt of such notice, a registration statement under the Securities Act, covering such Eligible Securities, and further agrees to use its best efforts to cause such registration statement to become effective at the earliest possible date, provided that the terms of Sections 3.1(b), (c) and (d) shall also apply to any registration requested by any Holder under this Section 3.2.

           3.3. Certain Delay Rights. If, prior to the filing of a registration statement required to be filed pursuant to Section 3.1 or Section 3.2 hereof or prior to the effective date of any such registration statement (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (A) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transactions involving the Company or (B) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would require disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or (C) the Company is unable to comply with SEC requirements with respect to such registration statement, and (ii) the Company gives the Holders written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of Section 3.1 or 3.2 hereof, be entitled to postpone for up to sixty (60) days the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 3.1 or 3.2 hereof; provided, however, that the Company shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve months, it had effected a postponement pursuant to this Section 3.3.

           3.4. Exclusive Demand Right. Except as specifically provided in this Article III, no other securityholders of the Company shall have the right to have any securities of the Company held by such securityholders included in a registration statement filed by the Company pursuant to this Article III.

           3.5. Registration Expenses. With respect to the registrations requested pursuant to this Article III, the Company shall pay all Registration Expenses. The Company, the Holder and any other Persons who seek to register Other Securities pursuant to this Article III shall jointly be responsible for any and all underwriters’ discounts and commissions, pro rata in proportion to the number of shares sought to be registered by each of the Company, the Selling Stockholders and each other such Person.

ARTICLE IV

PIGGYBACK REGISTRATION

           4.1. Notice and Registration. If the Company proposes to register any equity securities issued by it other than Eligible Securities (“Other Securities”), whether proposed to be offered for sale by the Company or any other Person (other than registration statements on Form S-4 or Form S-8), on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so. Such notice shall specify, at a minimum, the number and class of Other Securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such Other Securities, any proposed managing underwriter or underwriters of such Other Securities and, if applicable, a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within seven (7) Business Days after its receipt of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested pursuant to this Section 4.1 to register by any Holder thereof (each, a “Selling Stockholder”), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

           (a) If, at any time after giving such written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register such Other Securities the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities as requested to be registered by such Holder pursuant to this Section 4.1 in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2 hereof), without prejudice, however, to the rights (if any) of such Holder immediately to request that such registration be effected as a registration under Article III;

           (b) In the event that the Company proposes to register Other Securities for purposes of a primary offering, and any managing underwriter advises the Company and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by such Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the primary offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Company and such Selling Stockholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the “Primary Maximum Number”), as follows and in the following order of priority: (i) first, such number of Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Other Securities to be registered under clause (i) is less than the Primary Maximum Number, the Eligible Securities of the Selling Stockholders, pro rata in proportion to the number sought to be registered by each Selling Stockholder relative to the number sought to be registered by all the Selling Stockholders and (iii) third, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clauses (i) and (ii) is less than the Primary Maximum Number, the Other Securities sought to be registered by any other Person, pro rata in proportion to the number sought to be registered by each other Person relative to the number sought to be registered by all such Persons or on such other basis of allocation as the holders of such Other Securities shall agree; and

           (c) In the event that the Company proposes to register Other Securities for purposes of a secondary offering, upon the request or for the account of any holder thereof (each, a “Requesting Stockholder”), and any managing underwriter advises the Requesting Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Other Securities sought to be registered by the Requesting Stockholders or some or all of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit that such Requesting Stockholders and such Selling Stockholders will derive from such registration will be materially and adversely affected or that the secondary offering would otherwise be materially and adversely affected, the Company will include in such registration statement such number of Other Securities or Eligible Securities as the Requesting Stockholders and the Selling Stockholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the “Secondary Maximum Number”), as follows and in the following order of priority: (i) first, the number of Other Securities sought to be registered by the Requesting Stockholders and (ii) second, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Secondary Maximum Number, Eligible Securities of the Selling Stockholders, pro rata in proportion to the number sought to be registered by each Selling Stockholder relative to the number sought to be registered by all the Selling Stockholders and (iii) third, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clauses (i) and (ii) is less than the Secondary Maximum Number, the Other Securities sought to be registered by any other Person, pro rata in proportion to the number sought to be registered by each other Person relative to the number sought to be registered by all such Persons or on such other basis of allocation as the holders of such Other Securities shall agree.

No registration of Eligible Securities effected under this Article IV shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article III.

           4.2. Registration Expenses. The Company shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article IV. The Company, the Selling Stockholders and any other Persons who seek to register Other Securities pursuant to this Article IV shall jointly be responsible for any and all underwriters’ discounts and commissions, pro rata in proportion to the number of shares sought to be registered by each of the Company, the Selling Stockholders and each other such Person.

ARTICLE V

REGISTRATION PROCEDURES

           5.1. Registration and Qualification.. In connection with the Company’s registration obligations under Articles III and IV hereof, the Company shall effect such registrations on the appropriate form available for the sale of the Eligible Securities to permit the sale of Eligible Securities in accordance with the method or methods of disposition thereof specified by the Holders of such Eligible Securities, and pursuant thereto the Company shall:

           (a) No fewer than ten (10) Business Days prior to the initial filing of a registration statement or prospectus and no fewer than four (4) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders of Eligible Securities, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act with respect thereto. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders of a majority of outstanding Eligible Securities, their Special Counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (within nine (9) and three (3) Business Days of receipt thereof, in the case of the filing and amendment or supplement, respectively);

           (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each registration statement as may be necessary to keep such registration statement continuously effective for the applicable time period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement as so amended or in such prospectus as so supplemented;

           (c) Notify the Holders of Eligible Securities to be sold, their Special Counsel and the managing underwriters, if any, promptly, (and, in the case of clause (i) (A) below, in no event less than four (4) Business Days prior to such filing) and (if requested by any such Person), confirm such notice in writing, (i) (A) when a prospectus or any prospectus supplement or post-effective amendment is being filed, and, (B) with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Eligible Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and so that, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Eligible Securities for sale in any United States jurisdiction, at the earliest practicable moment;

           (e) If requested by the managing underwriters, if any, or the Holders of a majority of outstanding Eligible Securities being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and a majority of the Holders agree and reasonably propose should be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters reasonably proposed to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5.1(e) that would, in the opinion of outside counsel for the Company, violate applicable law;

           (f) Furnish to each Holder of Eligible Securities, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by any such Person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

           (g) Deliver to each Holder of Eligible Securities, their Special Counsel, and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and the Company hereby consent to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Eligible Securities and the underwriters, if any, in connection with the offering and sale of the Eligible Securities covered by such prospectus and any amendment or supplement thereto, as contemplated thereby;

           (h) Prior to any public offering of Eligible Securities, use its reasonable best efforts: (i) to register or qualify or cooperate with the Holders of Eligible Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Eligible Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing; and (ii) to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Eligible Securities covered by such registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

           (i) Use its reasonable best efforts to cause the Eligible Securities covered by the registration statement, and the offering thereof, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Eligible Securities; provided, however, that the Company shall not be required to register the Eligible Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified;

           (j) Upon the occurrence of any event contemplated by Section 5.1(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to each registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (k) To the extent not previously so listed, use its reasonable best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Eligible Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Eligible Securities accepted for quotation for trading on the NASDAQ SmallCap Market (or a comparable interdealer quotation system then in effect);

           (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings containing indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Article VI hereof (or such other provisions and procedures acceptable to Holders of a majority of outstanding Eligible Securities covered by such registration statement and the managing underwriters) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of outstanding Eligible Securities being sold) in order to expedite or facilitate the disposition of such Eligible Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to the Holders of such Eligible Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the Holders of the Eligible Securities being sold), addressed to each selling Holder of Eligible Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) unless not permitted to be issued under an applicable Statement of Accounting Standards, obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement), addressed to each selling Holder of Eligible Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of outstanding Eligible Securities being sold, their Special Counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5.1(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

           (m) Make available for inspection by a representative of the Holders of a majority of outstanding Eligible Securities being sold, any underwriter participating in any such disposition of Eligible Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with a registration; provided, that any records, documents and other information designated by the Company as confidential shall be kept confidential by such Persons unless disclosure of any such record, document or other information is required by law or by a court or administrative order, in which case such record, document or information shall be disclosed only to the extent required to comply with such law or order;

           (n) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Eligible Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

           (o) If so requested by the holders of a majority of the Eligible Securities being sold in connection with such offering, promptly amend the relevant registration statement, by post-effective amendment or otherwise, to reflect any change in the plan or method of distribution of the Eligible Securities being sold in connection with such registration.

           The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of Eligible Securities by such Holder as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

           Each Holder of Eligible Securities agrees by acquisition of such Eligible Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(c)(ii), 5.1(c)(iii), 5.1(c)(v) or 5.1(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Eligible Securities covered by such registration statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(g) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

           5.2. Withdrawals. Any Holder having notified or directed the Company to include any or all of his or its Eligible Securities in a registration statement pursuant to Article III or IV hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Company at least two (2) Business Days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith. No such withdrawal shall affect the obligations of the Company with respect to Eligible Securities not so withdrawn. If the Company has already filed a registration statement pursuant to Article III at the time of a withdrawal by a Holder, withdrawal of such registration shall not restore the registration right which was exercised by such Holder in connection with such withdrawn registration. If the Company has not yet filed a registration statement pursuant to Article III at the time of a withdrawal by a Holder, such registration right shall be restored to such Holder and shall not be counted for purposes of Section 3.1(a) so long as the Holder reimburses the Company for all Registration Expenses with respect to such withdrawn registration; provided, however, that the Holder shall not be responsible for the payment of any other Registration Expenses for any subsequent registrations except as provided in this Section 5.2.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

           6.1. Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless, each Holder of Eligible Securities, the officers, directors, partners, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection therewith) and expenses, including expenses of investigation (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that (a) the untrue statement or omission in the form of a preliminary prospectus was corrected in the final prospectus or in a post-effective supplement or amendment thereto, or (b) such are based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein to the extent that such information was reasonably relied on by the Company in the preparation thereof. The obligations of the Company to each Indemnified Party shall be separate obligations, and the liability of the Company to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

           6.2. Indemnification by Holder of Eligible Securities. In connection with any registration statement in which a Holder of Eligible Securities is participating, such Holder of Eligible Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any registration statement or prospectus and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents or employees of each such controlling Person, to the fullest extent lawful, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for use in such registration statement or prospectus and that such information was reasonably relied upon by the Company in preparation of such registration statement, prospectus or form of prospectus. In no event shall the liability of any selling Holder of Eligible Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Eligible Securities giving rise to such indemnification obligation.

           6.3. Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall so notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection therewith; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Article VI, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal) that such failure shall have materially prejudiced the Indemnifying Party, and provided further, that such failure to give notice shall not relieve the Indemnifying Party from any liability which it may have otherwise than under this Article VI.

           Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party or Parties in any such action, claim or proceeding; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party or Parties and one or more of the Indemnifying Parties, and such Indemnified Parties shall have been advised in writing by counsel that a conflict of interest may exist if such counsel represents such Indemnified Party or Parties and one or more of the Indemnifying Parties (in which case, if any such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties), it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties. No Indemnifying Party shall be liable for any settlement of any such Proceeding made without its written consent. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any proceeding unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are or may be the subject matter of such proceeding.

           All fees and expenses of each Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Article VI) shall be paid to such Indemnified Party, as incurred, upon written notice thereof to the Indemnifying Parties (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder).

           6.4. Contribution. If a claim by an Indemnified Party for indemnification under Section 6.1 or 6.2 hereof is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) even though the express provisions hereof provide for indemnification in such case, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4, an Indemnifying Party that is a Holder of Eligible Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

HOLD-BACK AGREEMENTS

           7.1. Restrictions on Sale by Holders of Eligible Securities. Each Holder of Eligible Securities agrees, if requested (pursuant to a written notice received by such Holder no more than 60 nor fewer than 10 days prior to the consummation thereof) by the managing underwriters in an underwritten offering of either (i) at least one million shares of the Company’s Common Stock (as presently constituted) or (ii) equity securities of the Company having a fair market value, both at the time of receipt of the request and at the time of the filing of the registration statement, of at least $5 million, not to effect any public sale or distribution of any of the Subject Common Stock, during the period beginning ten (10) days prior to, and ending thirty (30) days after, the closing date of such underwritten offering made pursuant to a registration statement.

           7.2. Restrictions on Public Sale by the Company and Others. The Company agrees without the written consent of the managing underwriters in an underwritten offering of Eligible Securities covered by a registration statement filed pursuant to Sections 3.1 or 3.2 hereof, not to effect any public sale or distribution of its Common Stock during the period beginning ten (10) days prior to, and ending ninety (90) days after, the closing date of each underwritten offering made pursuant to such registration statement (provided, however, that such period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 5.1(c) hereof to and including the date when each seller of Eligible Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.1(g) hereof).

ARTICLE VIII

UNDERWRITTEN OFFERINGS

           8.1. Selection of Underwriters. If any of the Eligible Securities covered by any registration statement filed pursuant to Article III hereof, or pursuant to Article IV hereof in connection with a secondary offering, are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be selected by (i) in the case of any registration statement filed pursuant to Article III hereof, the Holders of a majority of outstanding Eligible Securities included in such offering and (ii) in the case of any registration statement pursuant to Article IV hereof, by the Company or in such other manner as the Company may agree. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s Eligible Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

ARTICLE IX

RULE 144

           9.1. Rule 144. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Eligible Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder of Eligible Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Eligible Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. The Company shall have no obligation to register any Eligible Securities at the request or demand of a Holder if, at the time of the request or demand for registration, the Holder could sell all of the Eligible Securities in a single transaction under Rule 144.

ARTICLE X

MISCELLANEOUS

           10.1. Remedies. In the event of a breach by the Company, or by a Holder of Eligible Securities, of any of its obligations under this Agreement, each Holder of Eligible Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder of Eligible Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement (including Section 10.9) and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

           10.2. No Inconsistent Agreements. The Company neither has, nor shall, on or after the Closing Date, enter into any agreement that is inconsistent with the rights granted to the Holders of Eligible Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 10.2, the Company has not previously entered into any agreement granting any registration rights with respect to any of its equity securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of outstanding Eligible Securities, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Holders of Eligible Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

           10.3. Piggyback on Registrations. Subject to the limitations imposed by Sections 3.1(b) and 3.2, the Company shall have the right to include any securities of the Company and of its securityholders who have participatory registration rights in any registration effected under Sections 3.1 or 3.2.

           10.4. Adjustments Affecting the Eligible Securities. The Company will not take any action, or permit any change to occur, with respect to the Eligible Securities which would (i) adversely affect the ability of any of the Holders of Eligible Securities to include such Eligible Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of the Eligible Securities in any such registration.

           10.5. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of outstanding Eligible Securities; provided, however, that, for the purposes of this Agreement, Eligible Securities that are owned, directly or indirectly, by the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Eligible Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Eligible Securities may be given by Holders of a majority of outstanding Eligible Securities being sold by such Holders pursuant to such registration statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. The parties hereto agree to amend this Agreement as necessary to provide the parties with substantially similar (and in any event, no less favorable) rights in the event of the enactment by the SEC of changes to rules and regulations promulgated under the Securities Act and the Exchange Act to the extent such changes modify the currently existing registration scheme.

           10.6. Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or facsimile:

           (a) if to the Company or Times Mirror, as provided in the Stock Purchase Agreement, or

           (b) if to any other Person who is then the registered Holder of any Eligible Securities, to the address of such Holder as it appears in the records of the Company.

           Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient’s telecopier machine, if telecopied.

           10.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of Eligible Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of any Eligible Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee’s acceptance of such rights and obligations.

           10.8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

           10.9. Dispute Resolution; Equitable Enforcement.

           (a) Arbitration. Except as otherwise provided in Section 10.9(b), any controversy, dispute or claim arising under this Agreement shall be settled by arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association as then in effect and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. Any such arbitration shall be conducted by a single arbitrator who shall be a retired judge of any appellate or trial court of the State of New York, any United States appellate court or the United States District Court for any New York district. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

           (b) Equitable Enforcement. Notwithstanding anything to the contrary contained in this Section 10.9, any claim by either party for injunctive or other equitable relief, including specific performance (including the agreement to arbitrate contained in Section 10.9(a)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of Times Mirror and the Company irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Times Mirror and the Company agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of Times Mirror and the Company further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 10.6 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Times Mirror and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

           10.10. Interpretation of this Agreement.

           (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

           (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

           (c)Headings, Exhibits and Schedules. The headings contained in this Agreement and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (d) Representation By Counsel; Interpretation. Times Mirror and the Company each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Times Mirror and the Company.

           10.11. Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

           10.12. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

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     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

ALTERNATE MARKETING NETWORKS, INC.
By: /s/ Phillip D. Miller Name: Phillip D. Miller Title: Chairman and Chief Executive Officer

THE TIMES MIRROR COMPANY
By: /s/ Edward L. Blood Name: Edward L. Blood Title: Vice President - Strategic Planning